                                 David Howell
                                Alfred Kniberg
                                 Paul McDonald
                                  Joyce Baran
                               Graeme Caulfield
                               Ann-Marie Howell



                                         October 27, 1995


Aristotle Sub, Inc.
78 Olive Street
New Haven, CT 06511

The Artistotle Corporation
78 Olive Street
New Haven, CT 06511

RE:  The Strouse, Adler Company

Gentlemen:

     Reference is hereby made to the letter dated June 27, 1995 (the "Letter Agreement") by and among David Howell and Alfred Kniberg, acting in their capacity as collateral agent for the Original Strouse Shareholders, Aristotle Sub, Inc. ("Pledgor") and The Aristotle Corporation ("Aristotle") with respect to the Put Rights of the Original Strouse Shareholders. Initial capitalized terms not defined herein shall have the meaning assigned to them in the Letter Agreement.

     David Howell and Alfred Kniberg, acting in their capacity as collateral agent under the Pledge Agreement and signatories to the Letter Agreement do hereby agree to amend the Letter Agreement by deleting Paragraph 5 and substituting the following in its place and stead:

               5. In the event that (a) the Pledgor exercises the Put Withdrawal Right and (b) there is a Net Cash Recovery (as defined herein), then the Net Cash Recovery will be loaned by The Aristotle Corporation ("Aristotle") to Pledgor or otherwise contributed to Pledgor (the "Aristotle Loan") and Pledgor shall use the Aristotle Loan to restore the balance of the Account to $700,000. If the amount of (a) the Net Cash Recovery, minus (b) the aggregate Aristotle Loans exceeds $750,000, then the provisions of Paragraphs 1, 2, 3 and 4 shall be null and void (but such provisions shall be effective with respect to any

Aristotle Sub, Inc.
The Aristotle Corporation
Page Two
October 27, 1995

     actions taken prior to the date on which the amount of the Net Cash Recovery less the Aristotle Loans exceeded $750,000) and the Pledgor, Pledgees and Aristotle shall use their best efforts to cause the 1995 Amendment to be repealed in its entirety and the Pledgor's Certificate of Incorporation to be reinstated as it was prior to the 1995 Amendment. In any event, no later than April 12, 1997, the balance of the Account shall not be less than $700,000 and the failure to achieve such a balance on such dates shall be an Event of Default under the Pledge Agreement. As used herein, "Net Cash Recovery" means (a) the aggregate amount of cash recovered by Aristotle from existing claims against its insurance company relating to certain shareholder litigation and/or federal income tax refund claims involving the Federal Deposit Insurance Corporation, and dividends or tax sharing payments hereafter made by Strouse, Adler and/or Pledgor, minus (b)(i) Aristotle's expenses, including legal fees, incurred in connection with recovering the cash or making the tax sharing payments,
     (ii) $250,000, and (iii) the Fleet Payment. As used herein, "Fleet Payment" means the amount that Aristotle will contribute or loan to Strouse, Adler in order for Strouse, Adler to make the mandatory prepayment required to be paid to Fleet Bank, N.A. pursuant to Section 2.36 of the Loan Agreement dated October 27, 1995.

     This letter will confirm that all of the undersigned, acting in their capacity as the Waiver Group (as defined in the Capital Contribution Agreement dated November 19, 1993 between some of the undersigned, Pledgor, Parent and certain others, as amended) on behalf of all the Original Strouse Shareholders, to hereby consent to the amendment to the Letter Agreement described herein. Neither Pledgor nor Aristotle shall seek any personal recourse or liability against either Pledgee for the execution and delivery of this Agreement whether or not the terms and conditions contained herein are fully enforceable in accordance with their terms against all of the Original Shareholders.

     Except as expressly provided herein, none of the other provisions of the Letter Agreement are amended or waived and the Letter Agreement is and remains in full force and effect. This letter may be relied upon Parent, Pledgor and Fleet in connection with entering into certain modifications to Fleet's loans to The Strouse Adler Company.

Aristotle Sub, Inc.
The Aristotle Corporation
Page Three
October 27, 1995


     Please indicate your agreement to the foregoing by executing this letter agreement in the space provided below. This letter may be executed in counterparts and the facsimile of the signature of any party shall constitute an original signature of such party.

                                       Sincerely,


                                       /s/ David Howell
                                       David Howell

                                       /s/ Alfred Kniberg
                                       Alfred Kniberg

                                       /s/ Paul McDonald
                                       Paul McDonald

                                       /s/ Joyce Baran
                                       Joyce Baran

                                       /s/ Graeme Caulfield
                                       Graeme Caulfield

                                       /s/ Ann-Marie Howell
                                       Ann-Marie Howell

Acknowledged and Agreed to:

ARISTOTLE SUB, INC.

/s/ John J. Crawford
------------------------------
By:  John J. Crawford
Its:  President

THE ARISTOTLE CORPORATION


/s/ John J. Crawford
------------------------------
By:  John J. Crawford
Its:  President